Exhibit 1.01

Conflict Minerals Report

Introduction

Exhibit 1.01
MOTORCAR PARTS OF AMERICA, INC.
Conflict Minerals Report
For The Year Ended December 31, 2021
This Conflict Minerals Report for Motorcar Parts of America, Inc. and its subsidiaries (the “Company,” “MPA,” “we,” or “us”) covers the reporting period from January 1, 2021 to December 31, 2021, and is presented in accordance with the Securities Exchange Act of 1934, Rule 13p-1 (the “Rule”) and the requirements of Form SD.

The Rule implements reporting and disclosure requirements as directed by Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Act”) related to conflict minerals (as defined in the Act). The Rule imposes certain reporting obligations on SEC registrants whose products contain conflict minerals which are necessary to the functionality or production of their products.

This Conflict Minerals Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD and is also posted on the MPA Corporate website under Governance.

1.	INTRODUCTION

MPA is a leading manufacturer, remanufacturer, and distributor of aftermarket automotive parts for import and domestic cars, light trucks, heavy duty, agricultural and industrial applications. Our products include (i) rotating electrical products such as alternators and starters, (ii) wheel hub assemblies and bearings, (iii) brake calipers and master cylinders, and (iv) other products which include turbochargers and brake power boosters. Our report also includes applicable and similar Heavy Duty products by our Dixie Electric line, as well as our D&V Electronics Testers.,

Our supply chain consists of many tiers. First tier suppliers are those suppliers with whom we have a direct business relationship. There may be several tiers in the supply chain between our first-tier suppliers and a mine.
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Conflict Minerals Program

To determine if we manufacture or contract to manufacture products that may contain Tin, Tantalum, Tungsten or Gold (3TG or “conflict minerals”), we review our volume of first tier (i.e., direct) suppliers and product lines to see who may use conflict minerals in their products or finished goods, by confirmation or CMRT request.  Of the 38% supplier base that contain 3TG, we had a 95% response rate.

We spoke with our product engineers and/or used the International Material Data System (IMDS) database, as applicable. IMDS is the automotive industry’s material data system, it is a computer-based data system used primarily by automakers and Original Equipment Manufacturers (OEM) to manage regulatory material compliance of vehicles and vehicle parts.

Based on this internal assessment of our product materials, we concluded that Tin, Tantalum, and/or Gold may be present in some of the products we manufacture (or remanufacture), or contract to manufacture, and may be necessary to their functionality. Applicable products include starters, alternators, armatures, rectifiers, regulators, solenoids. Other applicable items within these products that may contain conflict minerals are brushes, diodes, slip rings, bushings, electronics transistors, solder wire, bonding wire, and electronic radial lead caps. Conflict minerals are present in very small quantities, with Tin being the conflict mineral included in more products than any other. Solenoids contain a combined average weight approximately 12.1% Tin. Rectifiers, including assemblies and capacitors, contain a combined average weight of approximately 15.7% Tin, and with very small traces of Gold with less than .01%. Regulators, including assemblies contain a combined average weight of approximately 14.08 % Tin, and traces of Gold (combined average weight of <2.4%). Regulator Assemblies also contain a trace combined average amount of Tantalum, with reported weight of <0.01%. Armatures contain a trace amount of Tin < .03%; Starters contain Tin & Tantalum with Tin being < .19% and Tantalum is very small trace amounts. Alternators contain Tin, Gold & Tantalum with the latter two being very small trace amounts and Tin being less than combined average weight of < .03%

The starters, alternators, armatures, rectifiers, regulators, and solenoids we purchase are not specially manufactured to our specifications, but rather purchased as stock items. Often Tin, a conflict mineral, is a component of these purchased items, and sometimes Tantalum and Gold may be included. In our experience, the most common place where the conflict mineral appears is in the solder, which makes up a very small portion of the product.

2.	REASONABLE COUNTRY OF ORIGIN INQUIRY

MPA performed an internal assessment of its supply chain to identify those suppliers of products that contain or may contain conflict minerals.     Although many of our suppliers and their sub-tier suppliers are not directly subject to the same conflict mineral laws and regulations, we nevertheless surveyed these suppliers with the expectation that they would in turn survey their direct suppliers, and so on, all the way down through the manufacturing supply chain to the processing facilities and mines. We did this to determine whether any of the necessary conflict minerals in our products originated in the Democratic Republic of Congo (DRC) or an adjoining country (as defined in the Act), or were from recycled or scrap sources. We identified forty first tier suppliers of alternators, starters, armatures, rectifiers, regulators, and solenoids, or electronic test devices.

As a result of these efforts, MPA concluded that it is possible that some of the 3TG in products we manufacture, remanufacture, or contract to manufacture could originate from Covered Countries.     Pursuant to the Rule, MPA therefore undertook due diligence measures on the source and chain of custody of these conflict minerals.

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Due Diligence

DUE DILIGENCE

Our due diligence measures have been designed to conform, in all material respects, to the framework provided by the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition (OECD Guidance) and the related supplements for Tin, Tantalum, and Gold.     We performed due diligence measures relevant to the reporting period, including the actions described below, which are presented in alignment with the five steps of the OECD Guidance.

3.1.         OECD Step 1—Establish Strong Company Management Systems.

3.1.1.      Adopt a Policy Statement. Our Board of Directors adopted a Policy Statement on Conflict Minerals (“Conflict Minerals Policy”), which is posted on the   Company’s website.

3.1.2.      Structure Internal Management Systems to Support Due Diligence Efforts.

3.1.2.1.   Maintain a Conflict Minerals Team.  The conflict minerals team (team)  is sponsored  by our SVP Operations  RE/Supply  Chain  RE and includes representatives from our purchasing, engineering, quality control, and legal departments. The team monitors compliance with the Conflict Minerals Policy by the Company and our suppliers, and reports on program activities to executive management and the Audit Committee of our Board of Directors.

3.1.2.2.   Engage Industry Members. Due to our position in the supply chain and limited insight into and lack of leverage over the deeper levels of the supply chain, we engage and actively cooperate with other industry members via our participation in the Automotive Industry Action Group (AIAG). We use the tools and programs developed by the Responsible Minerals Initiative (RMI), especially the Conflict Minerals Reporting Template (CMRT) and the Responsible Minerals Initiative Program (RMIP). We also use the AIAG CM-3 Guide for Conflict Minerals Reporting to the Automotive Industry, 6. Edition (AIAG Guide for Reporting).  Implemented the analytics and audit review process included in the Navex Global Conflict Minerals Management (CMM) platform.

3.1.3.      Provide Awareness Letters and Offer Training.

3.1.3.1.   Provide Awareness Letters.      We provided direct suppliers awareness letters that communicated our Conflict Minerals Policy and expectations that comply with the requirements of the Act. We did this to highlight the importance of a conflict- free supply chain.

3.1.3.2.   Offer Training. We offered to conduct or arrange for training of Company and supplier personnel concerning requirements or expectations pertaining to conflict minerals.     Focus areas of offered training included completion of the CMRT, the importance of engaging the complete supply chain, and providing responses in a timely manner.

3.1.4.      Establish Grievance Mechanism. We maintained a company ethics reporting process that is available internally and externally to report concerns, including those related to conflict minerals.     Guidance for using the ethics reporting process is included in our Code of Business Conduct and Ethics available on our website under Investors / Governance.

3.1.5.      Report Findings to Senior Management.  We periodically  reported information  on the status of our conflict minerals program, including the source of conflict minerals in our supply chain to senior management and the Audit Committee of our Board of Directors.

3.2.         OECD Step 2—Identify and Assess Risk in the Supply Chain.

3.2.1.      Identify Risk in the Supply Chain. To identify risk in our supply chain, we required our direct suppliers to provide supply chain information using the CMRT on the necessary conflict minerals in their supply chain. We also asked our direct suppliers to confirm in a separate letter that the supplier has completed the CMRT to the “best of its knowledge and in good faith”, including obtaining such CMRTs from its sub-tier suppliers.

3.2.2.      Assess Risk in the Supply Chain.

3.2.2.1.   Assess Product Reporting Risk. For most of our suppliers, we purchase only a few of the products they manufacture or contract to manufacture. As such, we recognize there is a risk that we can receive information on smelters or refiners in company-wide CMRTs that include many smelters and refiners that are not in the supply chain for the products we manufacture or contract to manufacture. This presents a risk of compiling inaccurate information on the Tin, Tantalum, and Gold smelters and refiners in our supply chain. We requested that suppliers provide us with a CMRT that included only the products we purchase, or some other user-defined scope that reduces the likelihood and extent of irrelevant or inaccurate smelters and refiner information.

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3.2.2.2.   Assess Smelters and Refiners Reporting Risk. Upon receipt of a CMRT from a supplier, we reviewed the responses for completeness, logic, and reasonableness. For example, we checked suppliers’ CMRTs to make sure they had included smelters or refiners for the conflict minerals we know to be in the products we purchase from them.     We evaluated supplier’s responses against the AIAG Guide for Reporting criteria. In accordance with these criteria, we requested additional information for suppliers’ responses considered incomplete, inconsistent, or nonresponsive, with the goal of obtaining a complete list of all processing facilities and mines, inclusive of their countries or location of origin.

3.2.2.3.   Assess Supply Chain Reporting Risk. We recognize that a company’s awareness of the conflict minerals issue, and a commitment to a conflict-free supply chain are components of our ability to obtain meaningful information, and to pursue a conflict-free supply chain. As a mechanism to identify and assess the risk of lack of awareness or inattention to conflict minerals, we checked the websites for many of our key suppliers to determine if they have conflict minerals policies. We reviewed these policies to check whether they require their own suppliers to pursue conflict-free suppliers for 3TG, and/ or whether they have implemented due diligence on the sourcing of their 3TG.

3.2.2.4.   Assess Conflict Free Status Reporting Risk. The Company continued to receive supply chain responses through February, 2022, for CY21. We compared the supplier’s list of smelters or refiners with those on the RMI Responsible Minerals Initiative list using the NG CMM audit analytics process; we did this because the list not only indicates the smelter’s conflict-free status, but also confirms if the entity is a valid smelter.

Determination
Of the 283 unique smelters or refiners, one hundred ninety-five or 68.9% of them are listed as being “Conflict Free” on the RMI Responsible Minerals Initiative list and part of the Navex Global analytics review for Tin, Tantalum and Gold. Fifteen or 5.30% smelters or refiners for Tin and Gold are in the process of being validated through the audit process as conflict-free and considered “active”. Totals two hundred ten or 74.20% or CF or "active" status.

We have not been able to ascertain the conflict-free status of the remaining seventy-three or 25.80% of the smelters or refiners, and they are currently considered non-compliant meaning neither CF nor Active. Of the seventy-three considered as “non-compliant," sixty are Gold and thirteen are Tin.

Moreover, 79% of our suppliers’ responses have provided smelter and refinery information at a company level.   Because we purchase only a very few products from the range of items they manufacture, we are not able to determine the source of Tin, Tantalum, or Gold in the products we purchase from these suppliers.

Based on our efforts, we are unable to determine origin of all of the Tin, Tantalum, and Gold used in Company Products. Despite our efforts regarding RCOI and due diligence, we are unable to conclude with certainty the origin of the conflict minerals contained in the products we manufacture, remanufacture, and contract to manufacture, or procure via distributors. We have not concluded that we manufacture or contract to manufacture products that are DRC Conflict Free. Accordingly, we are not required by the Rule to obtain, and have not obtained, an independent private sector audit.
Moving Forward

Forward Looking Statements. This Report contains forward-looking statements regarding our business, products, and conflict minerals efforts, including steps we intend to take to mitigate the risk that conflict minerals in our products benefit armed groups, and our industry’s conflict minerals efforts. Words such as “expects,” “anticipates,” “intends,” “believes” and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters that are not historical are forward- looking statements.

Although forward-looking statements in this Report reflect our good faith judgment, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward- looking statements. Factors that could cause or contribute to such differences in results and outcomes include without limitation the risk that information reported to us by our direct suppliers or industry information used by us may be inaccurate; the risk that processing facilities may not participate in the RMI; Responsible Minerals Initiative, as well as risks discussed under the heading “Risk Factors” in our most recent Quarterly Report on Form 10-Q or Annual Report on Form 10-K related to, among other things, our dependence on our suppliers and our being subject to government regulations and policies. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report. Throughout this Report, whenever a reference is made to our website, such reference does not incorporate information from the website by reference into this Report unless specifically identified as such.

1 The LBMA and RJC manage auditing programs for gold refiners
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List of Smelters

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
GOLD	8853 S.p.A.	Italy
GOLD	Abington Reldan Metals, LLC	United States
GOLD	Advanced Chemical Company	United States
GOLD	African Gold Refinery	Uganda
GOLD	Aida Chemical Industries Co., Ltd.	Japan
GOLD	Al Etihad Gold Refinery DMCC	United Arab Emirates
GOLD	Alexy Metals	United States
GOLD	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
GOLD	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
GOLD	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil
GOLD	Argor-Heraeus S.A.	Switzerland
GOLD	Asahi Pretec Corp.	Japan
GOLD	Asahi Refining Canada Ltd.	Canada
GOLD	Asahi Refining USA Inc.	United States
GOLD	Asaka Riken Co., Ltd.	Japan
GOLD	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
GOLD	AU Traders and Refiners	South Africa
GOLD	Augmont Enterprises Private Limited	India
GOLD	Aurubis AG	Germany
GOLD	Bangalore Refinery	India
GOLD	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
GOLD	Boliden AB	Sweden
GOLD	C. Hafner GmbH + Co. KG	Germany
GOLD	C.I Metales Procesados Industriales SAS	Colombia
GOLD	Caridad	Mexico
GOLD	CCR Refinery - Glencore Canada Corporation	Canada
GOLD	Cendres + Metaux S.A.	Switzerland
GOLD	CGR Metalloys Pvt Ltd.	India
GOLD	Chimet S.p.A.	Italy
GOLD	Chugai Mining	Japan
GOLD	Daye Non-Ferrous Metals Mining Ltd.	China
GOLD	Degussa Sonne / Mond Goldhandel GmbH	Germany
GOLD	Dijllah Gold Refinery FZC	United Arab Emirates
GOLD	DODUCO Contacts and Refining GmbH	Germany

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
GOLD	Dowa	Japan
GOLD	DSC (Do Sung Corporation)	Afghanistan
GOLD	Eco-System Recycling Co., Ltd. East Plant	Japan
GOLD	Eco-System Recycling Co., Ltd. North Plant	Japan
GOLD	Eco-System Recycling Co., Ltd. West Plant	Japan
GOLD	Emerald Jewel Industry India Limited (Unit 1)	India
GOLD	Emerald Jewel Industry India Limited (Unit 2)	India
GOLD	Emerald Jewel Industry India Limited (Unit 3)	India
GOLD	Emerald Jewel Industry India Limited (Unit 4)	India
GOLD	Emirates Gold DMCC	United Arab Emirates
GOLD	Fidelity Printers and Refiners Ltd.	Zimbabwe
GOLD	Fujairah Gold FZC	United Arab Emirates
GOLD	GCC Gujrat Gold Centre Pvt. Ltd.	India
GOLD	Geib Refining Corporation	United States
GOLD	Gold Coast Refinery	Ghana
GOLD	Gold Refinery of Zijin Mining Group Co., Ltd.	China
GOLD	Great Wall Precious Metals Co., Ltd. of CBPM	China
GOLD	Guangdong Jinding Gold Limited	China
GOLD	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China
GOLD	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
GOLD	Heimerle + Meule GmbH	Germany
GOLD	Heraeus Germany GmbH Co. KG	Germany
GOLD	Heraeus Metals Hong Kong Ltd.	China
GOLD	Hunan Chenzhou Mining Co., Ltd.	China
GOLD	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China
GOLD	HwaSeong CJ CO., LTD.	South Korea
GOLD	Industrial Refining Company	Belgium
GOLD	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China
GOLD	International Precious Metal Refiners	United Arab Emirates
GOLD	Ishifuku Metal Industry Co., Ltd.	Japan
GOLD	Istanbul Gold Refinery	Turkey
GOLD	Italpreziosi	Italy
GOLD	JALAN & Company	India
GOLD	Japan Mint	Japan
GOLD	Jiangxi Copper Co., Ltd.	China

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
GOLD	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
GOLD	JSC Novosibirsk Refinery	Russian Federation
GOLD	JSC Uralelectromed	Russian Federation
GOLD	JX Nippon Mining & Metals Co., Ltd.	Japan
GOLD	K.A. Rasmussen	Norway
GOLD	Kaloti Precious Metals	United Arab Emirates
GOLD	Kazakhmys Smelting LLC	Kazakhstan
GOLD	Kazzinc	Kazakhstan
GOLD	Kennecott Utah Copper LLC	United States
GOLD	KGHM Polska Miedz Spolka Akcyjna	Poland
GOLD	Kojima Chemicals Co., Ltd.	Japan
GOLD	Korea Zinc Co., Ltd.	Afghanistan
GOLD	Kundan Care Products Ltd.	India
GOLD	Kyrgyzaltyn JSC	Kyrgyzstan
GOLD	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation
GOLD	L'azurde Company For Jewelry	Saudi Arabia
GOLD	L'Orfebre S.A.	Andorra
GOLD	Lingbao Gold Co., Ltd.	China
GOLD	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China
GOLD	LS-NIKKO Copper Inc.	Afghanistan
GOLD	LT Metal Ltd.	Afghanistan
GOLD	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China
GOLD	Marsam Metals	Brazil
GOLD	Materion	United States
GOLD	Matsuda Sangyo Co., Ltd.	Japan
GOLD	MD Overseas	India
GOLD	Metal Concentrators SA (Pty) Ltd.	South Africa
GOLD	Metallix Refining Inc.	United States
GOLD	Metalor Technologies (Hong Kong) Ltd.	China
GOLD	Metalor Technologies (Singapore) Pte., Ltd.	Singapore
GOLD	Metalor Technologies (Suzhou) Ltd.	China
GOLD	Metalor Technologies S.A.	Switzerland
GOLD	Metalor USA Refining Corporation	United States
GOLD	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico
GOLD	Mitsubishi Materials Corporation	Japan
GOLD	Mitsui Mining and Smelting Co., Ltd.	Japan

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
GOLD	MMTC-PAMP India Pvt., Ltd.	India
GOLD	Modeltech Sdn Bhd	Malaysia
GOLD	Morris and Watson	New Zealand
GOLD	Moscow Special Alloys Processing Plant	Russian Federation
GOLD	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey
GOLD	Navoi Mining and Metallurgical Combinat	Uzbekistan
GOLD	NH Recytech Company	Afghanistan
GOLD	Nihon Material Co., Ltd.	Japan
GOLD	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria
GOLD	Ohura Precious Metal Industry Co., Ltd.	Japan
GOLD	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation
GOLD	PAMP S.A.	Switzerland
GOLD	Pease & Curren	United States
GOLD	Penglai Penggang Gold Industry Co., Ltd.	China
GOLD	Planta Recuperadora de Metales SpA	Chile
GOLD	Prioksky Plant of Non-Ferrous Metals	Russian Federation
GOLD	PT Aneka Tambang (Persero) Tbk	Indonesia
GOLD	PX Precinox S.A.	Switzerland
GOLD	QG Refining, LLC	United States
GOLD	Rand Refinery (Pty) Ltd.	South Africa
GOLD	Refinery of Seemine Gold Co., Ltd.	China
GOLD	REMONDIS PMR B.V.	Netherlands
GOLD	Royal Canadian Mint	Canada
GOLD	SAAMP	France
GOLD	Sabin Metal Corp.	United States
GOLD	Safimet S.p.A	Italy
GOLD	SAFINA A.S.	Czech Republic
GOLD	Sai Refinery	India
GOLD	Samduck Precious Metals	Afghanistan
GOLD	Samwon Metals Corp.	South Korea
GOLD	Sancus ZFS (L’Orfebre, SA)	Colombia
GOLD	SAXONIA Edelmetalle GmbH	Germany
GOLD	Sellem Industries Ltd.	Mauritania
GOLD	SEMPSA Joyeria Plateria S.A.	Spain
GOLD	Shandong Gold Smelting Co., Ltd.	China

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
GOLD	Shandong Humon Smelting Co., Ltd.	China
GOLD	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China
GOLD	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China
GOLD	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China
GOLD	Shirpur Gold Refinery Ltd.	India
GOLD	Sichuan Tianze Precious Metals Co., Ltd.	China
GOLD	Singway Technology Co., Ltd.	Taiwan
GOLD	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
GOLD	Solar Applied Materials Technology Corp.	Taiwan
GOLD	Sovereign Metals	India
GOLD	State Research Institute Center for Physical Sciences and Technology	Lithuania
GOLD	Sudan Gold Refinery	Sudan
GOLD	Sumitomo Metal Mining Co., Ltd.	Japan
GOLD	SungEel HiMetal Co., Ltd.	Afghanistan
GOLD	T.C.A S.p.A	Italy
GOLD	Tanaka Kikinzoku Kogyo K.K.	Japan
GOLD	Tokuriki Honten Co., Ltd.	Japan
GOLD	Tongling Nonferrous Metals Group Co., Ltd.	China
GOLD	TOO Tau-Ken-Altyn	Kazakhstan
GOLD	Torecom	Afghanistan
GOLD	TSK Pretech	South Korea
GOLD	Umicore Precious Metals Thailand	Thailand
GOLD	Umicore S.A. Business Unit Precious Metals Refining	Belgium
GOLD	United Precious Metal Refining, Inc.	United States
GOLD	Valcambi S.A.	Switzerland
GOLD	Western Australian Mint (T/a The Perth Mint)	Australia
GOLD	WIELAND Edelmetalle GmbH	Germany
GOLD	Yamakin Co., Ltd.	Japan
GOLD	Yokohama Metal Co., Ltd.	Japan
GOLD	Yunnan Copper Industry Co., Ltd.	China
GOLD	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
TANTALUM	Asaka Riken Co., Ltd.	Japan
TANTALUM	Changsha South Tantalum Niobium Co., Ltd.	China
TANTALUM	D Block Metals, LLC	United States

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
TANTALUM	Exotech Inc.	United States
TANTALUM	F&X Electro-Materials Ltd.	China
TANTALUM	FIR Metals & Resource Ltd.	China
TANTALUM	Global Advanced Metals Aizu	Japan
TANTALUM	Global Advanced Metals Boyertown	United States
TANTALUM	H.C. Starck Hermsdorf GmbH	Germany
TANTALUM	H.C. Starck Inc.	United States
TANTALUM	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
TANTALUM	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China
TANTALUM	Jiangxi Tuohong New Raw Material	China
TANTALUM	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
TANTALUM	Jiujiang Tanbre Co., Ltd.	China
TANTALUM	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China
TANTALUM	KEMET de Mexico	Mexico
TANTALUM	LSM Brasil S.A.	Brazil
TANTALUM	Metallurgical Products India Pvt., Ltd.	India
TANTALUM	Mineracao Taboca S.A.	Brazil
TANTALUM	Mitsui Mining and Smelting Co., Ltd.	Japan
TANTALUM	Ningxia Orient Tantalum Industry Co., Ltd.	China
TANTALUM	NPM Silmet AS	Estonia
TANTALUM	QuantumClean	United States
TANTALUM	Resind Industria e Comercio Ltda.	Brazil
TANTALUM	Solikamsk Magnesium Works OAO	Russian Federation
TANTALUM	Taki Chemical Co., Ltd.	Japan
TANTALUM	TANIOBIS Co., Ltd.	Thailand
TANTALUM	TANIOBIS GmbH	Germany
TANTALUM	TANIOBIS Japan Co., Ltd.	Japan
TANTALUM	TANIOBIS Smelting GmbH & Co. KG	Germany
TANTALUM	Telex Metals	United States
TANTALUM	Ulba Metallurgical Plant JSC	Kazakhstan
TANTALUM	XIMEI RESOURCES (GUANGDONG) LIMITED	China
TANTALUM	XinXing HaoRong Electronic Material Co., Ltd.	China
TANTALUM	Yancheng Jinye New Material Technology Co., Ltd.	China
TANTALUM	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China
TIN	Alpha	United States
TIN	An Vinh Joint Stock Mineral Processing Company	Viet Nam

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
TIN	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China
TIN	Chifeng Dajingzi Tin Industry Co., Ltd.	China
TIN	China Tin Group Co., Ltd.	China
TIN	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil
TIN	CRM Synergies	Spain
TIN	CV Ayi Jaya	Indonesia
TIN	CV Venus Inti Perkasa	Indonesia
TIN	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China
TIN	Dowa	Japan
TIN	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam
TIN	EM Vinto	Afghanistan
TIN	Estanho de Rondonia S.A.	Brazil
TIN	Fabrica Auricchio Industria e Comercio Ltda.	Brazil
TIN	Fenix Metals	Poland
TIN	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China
TIN	Gejiu Kai Meng Industry and Trade LLC	China
TIN	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China
TIN	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China
TIN	Gejiu Zili Mining And Metallurgy Co., Ltd.	China
TIN	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China
TIN	HuiChang Hill Tin Industry Co., Ltd.	China
TIN	Jiangxi New Nanshan Technology Ltd.	China
TIN	Luna Smelter, Ltd.	Rwanda
TIN	Ma'anshan Weitai Tin Co., Ltd.	China
TIN	Magnu's Minerais Metais e Ligas Ltda.	Brazil
TIN	Malaysia Smelting Corporation (MSC)	Malaysia
TIN	Melt Metais e Ligas S.A.	Brazil
TIN	Metallic Resources, Inc.	United States
TIN	Metallo Belgium N.V.	Belgium
TIN	Metallo Spain S.L.U.	Spain
TIN	Mineracao Taboca S.A.	Brazil
TIN	Minsur	Peru
TIN	Mitsubishi Materials Corporation	Japan
TIN	Modeltech Sdn Bhd	Malaysia
TIN	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
TIN	Novosibirsk Processing Plant Ltd.	Russian Federation
TIN	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
TIN	O.M. Manufacturing Philippines, Inc.	Philippines
TIN	Operaciones Metalurgicas S.A.	Afghanistan
TIN	Pongpipat Company Limited	Myanmar
TIN	Precious Minerals and Smelting Limited	India
TIN	PT Aries Kencana Sejahtera	Indonesia
TIN	PT Artha Cipta Langgeng	Indonesia
TIN	PT ATD Makmur Mandiri Jaya	Indonesia
TIN	PT Babel Surya Alam Lestari	Indonesia
TIN	PT Bangka Serumpun	Indonesia
TIN	PT Bukit Timah	Indonesia
TIN	PT Lautan Harmonis Sejahtera	Indonesia
TIN	PT Menara Cipta Mulia	Indonesia
TIN	PT Mitra Stania Prima	Indonesia
TIN	PT Mitra Sukses Globalindo	Indonesia
TIN	PT Prima Timah Utama	Indonesia
TIN	PT Rajawali Rimba Perkasa	Indonesia
TIN	PT Rajehan Ariq	Indonesia
TIN	PT Refined Bangka Tin	Indonesia
TIN	PT Stanindo Inti Perkasa	Indonesia
TIN	PT Timah Nusantara	Indonesia
TIN	PT Timah Tbk Kundur	Indonesia
TIN	PT Timah Tbk Mentok	Indonesia
TIN	PT Tinindo Inter Nusa	Indonesia
TIN	Resind Industria e Comercio Ltda.	Brazil
TIN	Rui Da Hung	Taiwan
TIN	Soft Metais Ltda.	Brazil
TIN	Super Ligas	Brazil
TIN	Thai Nguyen Mining and Metallurgy Co., Ltd.	Viet Nam
TIN	Thaisarco	Thailand
TIN	Tin Technology & Refining	United States
TIN	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam
TIN	VQB Mineral and Trading Group JSC	Viet Nam
TIN	White Solder Metalurgia e Mineracao Ltda.	Brazil
TIN	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China

Metal	Smelter or Refiner Name	Country location of Smelter or Refiner
TIN	Yunnan Tin Company Limited	China
TIN	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China